UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 21, 2015

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification No.)

702 N. Franklin Street, Tampa, Florida 33602

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01: Entry into a Material Definitive Agreement

On September 21, 2015, TECO Diversified, Inc. (“TECO Diversified”), a wholly-owned subsidiary of TECO Energy, Inc. (“TECO Energy”), entered into a Securities Purchase Agreement with Cambrian Coal Corporation (the “SPA”) for the sale of TECO Coal LLC (“TECO Coal”) to Cambrian Coal Corporation. The SPA did not provide for an up-front purchase payment, but provides for contingent payments of up to $60 million that may be paid between 2015 and 2019 depending on specified coal benchmark prices. TECO Energy retains certain personnel related liabilities, but all other TECO Coal liabilities were transferred in the transaction. The retained liabilities included pension liability, which was fully funded at June 30, 2015, and severance agreements, which were accrued at June 30, 2015. The SPA called for a simultaneous signing and closing, which occurred on September 21, 2015.

The foregoing description of the SPA is qualified in its entirety by reference to the SPA, which is filed as Exhibit 2.1 to this report, and is incorporated herein by reference.

Section 8 – Other Events

Item 8.01: Other Events

On September 21, 2015, TECO Diversified completed the sale of TECO Coal to Cambrian Coal Corporation.

See the press release dated September 21, 2015, attached as Exhibit 99.1, for additional information.

Section 9 – Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits

(d)	Exhibits

2.1	Securities Purchase Agreement dated as of September 21, 2015, by and between TECO Diversified, Inc. as Seller, and Cambrian Coal Corporation, as Purchaser.

99.1	Press release dated September 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2015		TECO ENERGY, INC.
(Registrant)

	By:	/s/ David E. Schwartz
David E. Schwartz Vice President – Governance, Associate General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Securities Purchase Agreement dated as of September 21, 2015, by and between TECO Diversified, Inc. as Seller, and Cambrian Coal Corporation, as Purchaser.

99.1	Press release dated September 21, 2015.